Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-111578) of Bio-Reference Laboratories, Inc. and its subsidiaries (the “Company”) of our report dated January 13, 2015, relating to the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appears in this Annual Report on form 10-K.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey

January 13, 2015